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                                                                    EXHIBIT 99.1
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                                       OF
                            WORDPERFECT CORPORATION

                SPECIAL MEETING OF SHAREHOLDERS -- JUNE   , 1994


     The undersigned holder of stock of WordPerfect Corporation hereby appoints each of Karen J. Ashton and Melanie L. Bastian as his or her true and lawful agent and proxy, each with full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of WordPerfect Corporation to
be held on June   , 1994 a.m. local time at 1555 North Technology Way, Orem,
Utah 84057 and any adjournment(s) thereof, to vote all of his or her shares of stock of Wordperfect Corporation as designated below:


     To approve and adopt the Agreement and Plan of Reorganization dated as of March 21, 1994 among Novell, Inc. ("Novell"), WordPerfect Corporation, Novell Acquisition Corp. ("Sub"), Alan C. Ashton, Bruce Bastian, and Melanie L. Bastian, and the transactions contemplated therein including any amendments thereto (the "Reorganization Agreement") and as the Reorganization Agreement is described in the Prospectus/Proxy Statement of Novell and WordPerfect Corporation.

            / / Vote FOR        / / Vote AGAINST        / / ABSTAIN

     THIS PROXY WILL BE VOTED AS YOU SPECIFY ABOVE AND AS TO OTHER MATTERS THE UNDERSIGNED HEREBY CONFERS DISCRETIONARY AUTHORITY UPON SAID PROXIES. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION AND THE TRANSACTIONS CONTEMPLATED THEREIN. DATED AS OF MARCH 21, 1994.

     The undersigned hereby revokes any proxy to vote said shares heretofore given.

                                                  Name:

                                                  Signature of Shareholder(s)

                                                  Title, if applicable

                                                  Dated:                  , 1994
                                                          (Month)        (Day)

NOTE: Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. If signing as Attorney, Executor, Administrator, Custodian, Guardian or Trustee, please give full title and evidence of authority to act.